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                                COMMERCIAL LEASE

BETWEEN: Gateway Properties L.L.C., an Oregon limited liability company, whose address is 10535 N.E. Glisan Street, Portland, Oregon 97220 ("LANDLORD");

AND: Suburban Medical Clinic, Inc., an Oregon corporation, whose address is 10535 N.E. Glisan Street, Portland, Oregon 97220 ("TENANT").

DATED:    October. 14, 1994.

      LANDLORD leases to TENANT, the following described property, together with all improvements thereon, on the terms and conditions stated below:

SECTION 1:  OCCUPANCY

     1.1 CONSTRUCTION OF IMPROVEMENTS. LANDLORD shall construct, at its sole expense, an office building consisting of 26,000 square feet of leasable space on three floors, each containing 8,667 square feet, together with an adjoining parking lot containing not less than 86 spaces. TENANT shall be provided a "turn-key" building in conformity with mutually agreed upon plans and specifications.

     1.2 ORIGINAL TERM. The term of this Lease shall commence on the execution of this Agreement (the "Commencement Date") and continue for 250 consecutive months. Two weeks following the issuance of a certificate of substantial completion of the building described in paragraph 1.1 above (the "Completion Date"), the parties shall execute an addendum to this Lease setting forth the Completion Date.

     1.3    POSSESSION.   TENANT'S  right  to  possession  and obligations under
the Lease shall commence on the Commencement Date.

     1.4 RELOCATION. TENANT, at TENANT'S sole expense, shall relocate from its existing facility located adjunct to the premises within two weeks following issuance of the certificate of substantial completion to enable LANDLORD to complete construction of the parking areas.

SECTION 2:  RENT

      2.1 BASIC RENT. Beginning on the Commencement Date, TENANT shall pay basic rent to LANDLORD of $10,000.00 per month, and continue at such rate until the Completion Date. Beginning on the first day of the month following the Completion Date, TENANT shall


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pay basic rent to LANDLORD of $33,583.33 per month, and continue at such rate for the next eleven consecutive months. Rent shall be adjusted annually based on changes in the Portland SMSA Consumer Price Index with a maximum yearly increase or decrease of three percent (3%), but at no time shall basic rent be less than the initial basic rent set forth above. Basic rent shall be payable on the first day of each month in advance at such place as may be designated by LANDLORD.

     2.2 ADDITIONAL RENT. All taxes, insurance costs, utility charges, repairs and maintenance and any other sum which TENANT is required to pay to LANDLORD or third parties shall be additional rent.

SECTION 3.  OPTION TO RENEW

     3.1 FIRST RENEWAL OPTION. If TENANT is not then in default on this lease or any other commercial lease between the parties hereto, TENANT shall have the option to renew this lease for an additional term of ten (10) years, as follows:

            (a) The renewal term shall commence on the first day of the month following the expiration of the initial term and continue for 120 consecutive months.

            (b) The option may be exercised by written notice to LANDLORD given than not less than twelve (12) months prior to the last day of the expiring term. The giving of such notice shall be sufficient to make the lease binding for the renewal term without further acts of the parties provided that TENANT pays to LANDLORD the first monthly rental installment of the renewal term on or before its due date.

            (c) The terms and conditions of the lease for the renewal term shall be identical with the original term except for rent. Basic rent for the renewal term shall be in an amount mutually agreed to by the parties, but in no event less than the basic rent for the final year of the initial term.

            (d) If the parties do not agree upon the rent within one hundred eighty (180) days after notice of election to renew, the rent shall be determined by arbitration as provided in
                    Section 18 below.

SECTION 4.  USE OF THE PREMISES

     4.1 PERMITTED USE. The premises shall be used for any legally permitted general and medical office purposes and uses

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related thereto, but for no other purpose without the consent of LANDLORD, which consent shall not be withheld unreasonably.

     4.2 RESTRICTIONS ON USE. In connection with use of the premises, TENANT shall:

            (a) Conform to all applicable laws and regulations of any public authority affecting the premises and the use; and will correct at TENANT'S own expense any failure of compliance created through TENANT'S fault or by reason of TENANT'S use.

            (b) Refrain from any use which would be reasonably offensive to other tenants or owners or users of neighboring premises or which would tend to create a nuisance or damage the reputation of the premises.

SECTION 5:  REPAIRS AND MAINTENANCE

     5.1 LANDLORD'S OBLIGATIONS. The premises are being leased in an "as is" condition and LANDLORD shall not be liable for repairs or maintenance of the premises or other charges, except for replacement and maintenance of the roof and gutters, exterior walls (excluding painting), bearing walls, structural members and foundation.

     5.2 TENANT'S OBLIGATIONS. All repairs and maintenance to the property not otherwise the responsibility of LANDLORD or covered by insurance shall be the responsibility of the TENANT including, but not limited to, the following:

            (a)     Repair of sidewalks, driveways, curbs and parking areas.

            (b) Repair and maintenance of water, sewage, gas and electrical services.

            (c) Repair of the heating and air conditioning system, including ordinary maintenance.

            (d) Repair of interior walls, ceilings, doors and windows and related hardware, light fixtures, switches, and wiring and plumbing.

            (e) Maintain the exterior and interior of the premises in first class condition.

            (f) Any repairs necessitated by the negligence of TENANT, its agents, employees, and invitees.


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            (g)     Any repairs or alterations required under TENANT'S
                    obligation to comply with laws and regulations as set forth in 4.2(a) above.

     5.3 REIMBURSEMENT FOR REPAIRS ASSUMED. If TENANT fails or refuses to make repairs which are required by this Section 5, the LANDLORD may make the repairs and charge the actual costs of repairs to TENANT. Such expenditures by LANDLORD shall be reimbursed by TENANT on demand together with interest at the rate of twelve percent (12%) per annum from the date of expenditure by LANDLORD. Except in an emergency creating an immediate risk of personal injury or property damage, LANDLORD shall not perform repairs which are the obligation of TENANT and charge the TENANT for the resulting expense unless at least 30 days before work is commenced the TENANT is given notice in writing outlining with reasonable particularity the repairs required, and TENANT fails within that time to initiate such repairs in good faith.

     5.4 INSPECTION OF PREMISES. LANDLORD shall have the right to inspect the premises at any reasonable time or times and after reasonable notice to TENANT, to determine the necessity of repairs and/or maintenance.

SECTION 6:  ALTERATIONS

     6.1    ALTERATIONS PROHIBITED.   TENANT  shall make no improvements or
alterations on the leased premises of any kind without first obtaining LANDLORD'S written consent, which consent shall not be unreasonably withheld.

     6.2    OWNERSHIP OF ALTERATIONS.   All improvements and alterations
performed on the leased premises by either LANDLORD or TENANT shall be the property of LANDLORD when installed unless the applicable LANDLORD's consent provides otherwise.

SECTION 7:  INSURANCE

     7.1 INSURANCE REQUIRED. TENANT shall keep the leased premises, including all buildings, other improvements and landscape, insured at TENANT's expense against fire, earthquake and other risks covered by a standard fire insurance policy with an endorsement for extended coverage. The policy shall be written for the full insurable value, with loss payable to LANDLORD and the policy or a certificate of insurance shall be delivered to LANDLORD and shall contain a stipulation providing that coverage will not be canceled or diminished without a minimum of thirty (30) days written notice to LANDLORD. TENANT shall bear the expense of any insurance insuring the property of TENANT on the premises.

     7.2 WAIVER OF SUBROGATION. Neither party shall be liable to the other (or to the other's successors or assigns) for any loss or damage caused by fire or any of the risks enumerated in a standard


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fire insurance policy with an extended coverage endorsement, and in the event of insured loss neither party's insurance company shall have a subrogated claim against the other.

SECTION 8:  TAXES AND UTILITIES

     8.1 REAL PROPERTY TAXES. TENANT shall pay all real property taxes levied against the leased premises within ten (10) days after receipt of notice from LANDLORD of the total amount of the tax due.

     8.2 PERSONAL PROPERTY Taxes. TENANT shall pay as due all taxes on its personal property located on the leased premises.

     8.3 SPECIAL ASSESSMENTS. If an assessment for a public improvement is made against the leased premises, the assessment shall be paid by TENANT, who may elect to cause such assessment to be paid in installments. TENANT shall only be obligated to pay such installments arising during the term of this lease, including any renewals thereof.

     8.4 CONTEST OF TAXES. TENANT shall be permitted to contest the amount of any tax so long as such contest is conducted in a manner which does not cause any risk that LANDLORD's interest in the leased premises will be foreclosed for nonpayment. LANDLORD shall cooperate in any reasonable manner with such contest by TENANT.

     8.5 PRORATION OF TAXES. TENANT's share of real property taxes for the year in which this lease commences or terminates shall be prorated based upon the portion of the tax year that this lease is in effect.

     8.6 UTILITY CHARGES. TENANT shall pay when due all charges for electricity, gas, water, sanitary and storm sewage, garbage removal, telephone service and any other utilities of any kind furnished to the leased premises.

SECTION 9:  DAMAGE AND DESTRUCTION

     9.1 PARTIAL DAMAGE. If the leased premises are partly damaged and paragraph 9.2 below does not apply, the property shall be repaired by LANDLORD to the condition existing prior to the damage. All insurance proceeds received by LANDLORD resulting from the damage, less the reasonable expenses incurred by LANDLORD (including reasonable attorney fees) to obtain said amount, shall be used to make the repairs. In the event such proceed do not pay for all of the necessary repairs, the balance shall be paid by TENANT immediately upon LANDLORD'S demand. Repairs shall be accomplished with all reasonable dispatch subject to interruptions and delays from matters beyond the control of LANDLORD. All repairs shall be done by LANDLORD in such a way as to interfere as little as reasonably possible with the use of the premises by


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TENANT. TENANT shall have no right to an abatement of rent nor any claim against
LANDLORD for any inconvenience resulting from LANDLORD's activities performed in conformance with the requirement of this provision.

     9.2 DESTRUCTION. If the leased premises are destroyed or damaged such that the cost of repair exceeds 75 percent of the value of the structure before the damage, TENANT may elect to terminate the lease as of the date of the damage or destruction by notice given to the other in writing not more than 45 days following the date of damage. In such event all rights and obligations of the parties shall cease as of the date of termination, and TENANT shall be entitled to the reimbursement of any prepaid amounts paid by TENANT and attributable to the anticipated term. If TENANT does not elect to terminate, LANDLORD shall proceed to restore the leased premises to substantially the same form as prior to the damage or destruction up to, but not to exceed, the extent of insurance proceeds available. Work shall be commenced as soon as reasonably possible and thereafter shall proceed without interruption except for work stoppages on account of labor disputes and matters not under control of LANDLORD.

     9.3 RENT ABATEMENT. Rent shall be abated during the repair of any damage to the extent the premises are untenantable.


SECTION 10:       EMINENT DOMAIN

     10.1 PARTIAL TAKING. If a portion of the leased premises is condemned and paragraph 10.2 does not apply the lease shall continue on the following terms:

            (a) LANDLORD shall be entitled to all of the proceeds of condemnation, and TENANT shall have no claim against LANDLORD as a result of the condemnation.

            (b) LANDLORD shall proceed as soon as reasonably possible to make such repairs and alterations to the premises as are necessary to restore the remaining premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation.

            (c) After the date on which title vests in the condemning authority or an earlier date on which alterations or repairs are commenced by LANDLORD to restore the balance of the property in anticipation of taking, the rent shall he reduced in proportion to the reduction in value of the leased premises as an economic unit on account of the partial taking. If the parties are unable to agree upon the amount of the reduction of rent,

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                    the amount shall be determined by arbitration in the manner as is provided in Section 19.

            (d) If a portion of LANDLORD's property not included in the leased premises is taken and severance damages are awarded on account of the leased premises, or an award is made for detriment to the leased premises as a result of activity by a public body not involving a physical taking of any portion of the premises, this shall be regarded as a partial condemnation to which subparagraphs 10.1(a) and (c) apply, and the rent shall be reduced to the extent of reduction in rental value of the premises as though a portion had been physically taken.

     10.2 TOTAL TAKING. If a condemning authority takes all of the leased premises or a portion sufficient to render the remaining premises reasonably unsuitable for the use which TENANT was then making of the premises, the lease shall terminate as of the date the title vests in the condemning authorities. Such termination shall have the same effect as a termination under paragraph 10.1(a) above. LANDLORD shall be entitled to all of the proceeds of condemnation, and TENANT shall have no claim against LANDLORD as a result of the condemnation.

     10.3 SALE IN LIEU OF CONDEMNATION. Sale of all or part of the leased premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this Section 10 as a taking by condemnation.

     10.4 NOTICE OF ACTION. If LANDLORD receives notice of a condemnation proceeding or a threat or probability thereof or of any action in lieu thereof, LANDLORD shall promptly provide a copy of such notice to TENANT.

SECTION 11:         LIABILITY AND INDEMNITY

     11.1   LIENS.

            (a) Except with respect to activities for which LANDLORD may be responsible, TENANT shall pay as due all claims for work done on and for services rendered or material furnished to the leased premises and shall keep the premises free from any liens. If TENANT fails to pay any such claims or to discharge any lien, LANDLORD may do so and collect the cost as additional rent. Any amount so added shall bear interest at the rate of twelve percent (12%) per annum from the date expended by LANDLORD and shall be payable on demand. Such


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                    action by LANDLORD shall not constitute a waiver of any
                    right or remedy which LANDLORD may have on account of TENANT's default.

            (b) TENANT may withhold payment of any claim in connection with a good-faith dispute over the obligation to pay, so long as LANDLORD's property interests are not jeopardized. If a lien is filed as a result of nonpayment, TENANT shall, within 10 days after knowledge of the filing, secure the discharge of the lien or deposit with LANDLORD cash or sufficient corporate surety bond or other surety satisfactory to LANDLORD in an amount sufficient to discharge the lien plus any costs, attorney fees, and other charges that could accrue as a result of a foreclosure or sale under the lien.

     11.2 INDEMNIFICATION. TENANT shall indemnify and defend LANDLORD from any claim, loss, or liability arising out of or related to any activity of TENANT on the leased premises or any condition of the leased premises in the possession or under the control of TENANT including any such claim, loss, or liability which may be caused or contributed to in whole or in part by LANDLORD's own negligence or failure. LANDLORD shall have no liability to TENANT for any loss or damage caused by third parties or by any condition of the premises.

     11.3 LIABILITY INSURANCE. Before going into possession of the premises, TENANT shall procure and thereafter during the term of the lease shall continue to carry the following insurance at TENANT's cost: public liability and property damage insurance in a responsible company with limits of not less than $1,000,000 combined limit and an overriding umbrella of $2,000,000. Such insurance shall cover all risks arising directly or indirectly out of TENANT's activities on or any condition of the leased premises whether or not related to an occurrence caused or contributed to by LANDLORD's negligence, shall protect TENANT against the claims of LANDLORD on account of the obligations assumed by TENANT under paragraph 11.2, and shall protect LANDLORD and TENANT against claims of third persons. Certificates evidencing such insurance and bearing endorsements requiring 30 days' written notice to LANDLORD prior to any change or cancellation shall be furnished to LANDLORD prior to TENANT's occupancy of the property. LANDLORD shall be named as an additional insured on such policy or policies.

SECTION 12:         QUIET ENJOYMENT; MORTGAGE PRIORITY

     12.1 LANDLORD'S WARRANTY. LANDLORD warrants that he is the owner of the leased premises and has the right to lease the same, free of all encumbrances. LANDLORD will defend TENANT's right to


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quiet enjoyment of the leased premises from the lawful claims of all persons during the lease term and any renewals thereof.

     12.2 MORTGAGE PRIORITY. This lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this lease and affecting the premises. However, if any lender holding such an Encumbrance requires that this lease be subordinate to the encumbrance, then TENANT agrees that the lease shall be subordinate to the encumbrance if the holder thereof agrees in writing with TENANT that so long as TENANT performs its obligations under this lease no foreclosure, deed given in lieu of foreclosure, or sale pursuant to the terms of the encumbrance, or other steps or procedures taken under the encumbrance shall affect TENANT's rights under this lease. If the foregoing condition is met TENANT shall execute the written agreement and any other documents required by the holder of the encumbrance to accomplish the purposes of this paragraph. If the premises are sold as a result of foreclosure of any encumbrance thereon, or otherwise transferred by LANDLORD or any successor, TENANT shall attorn to the purchaser or transferee.

     12.3 ESTOPPEL CERTIFICATE. Either party will within 20 days after notice from the other execute and deliver to the other party a certificate stating whether or not this lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any specified time shall be conclusive upon the party of whom certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.


SECTION 13:  ASSIGNMENT AND SUBLEASE

     13.1 No part of the leased property may be assigned, mortgaged, or subleased, nor may a right of use of any portion of the property be conferred on any third person by any other means, without the prior written consent of LANDLORD. No consent in one instance shall prevent the provision from applying to a subsequent issuance. LANDLORD shall not unreasonably delay consent and shall give consent under circumstances where withholding it shall be unreasonable.

SECTION 14: DEFAULT

     14.1 DEFAULT IN RENT. Failure of TENANT to pay any rent or other charge within 10 days after it is due.

     14.2 DEFAULT IN OTHER COVENANTS. Failure of TENANT to comply with any term or condition or fulfill any obligation of the lease (other than the payment of rent or other charges) within 20 days


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after written notice by LANDLORD specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the 20-day period, this provision shall be complied with if TENANT begins correction of the default within the 20-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

     14.3 INSOLVENCY. Insolvency of TENANT; an assignment by TENANT for the benefit of creditors; the filing by TENANT of a voluntary petition in bankruptcy; an adjudication that TENANT is bankrupt or the appointment of a receiver of the properties of TENANT; the filing of any involuntary petition of bankruptcy and failure of TENANT to secure a dismissal of the petition within 30 days after filing; attachment of or the levying of execution on the leasehold interest and failure of TENANT to secure discharge of the attachment or release of the levy of execution within 10 days.

     14.4 ABANDONMENT: Failure of TENANT for five (5) days or more to occupy the property for the purposes permitted under this lease unless such failure is excused under other provisions of this lease shall be an abandonment of the property.

SECTION 15: REMEDIES ON DEFAULT

     15.1 TERMINATION. In the event of a default the lease may be terminated at the option of LANDLORD by notice in writing to TENANT. If the lease is not terminated by election of LANDLORD or otherwise, LANDLORD shall be entitled to recover damages from TENANT for the default. If the lease is terminated, TENANT's liability to LANDLORD for damages shall survive such termination, and LANDLORD may reenter, take possession of the premises, and remove any persons or property under any rights or remedies provided by law.

     15.2 RELETTING. Following reentry or abandonment, LANDLORD may relet the premises and in that connection may make any suitable alterations or refurbish the premises, or both, or change the character or use of the premises, but LANDLORD shall not be required to relet for any use or purpose other than that specified in the lease or which LANDLORD may reasonably consider injurious to the premises, or to any tenant which LANDLORD may reasonably consider objectionable. LANDLORD may relet all or part of the premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this lease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession.


     15.3 DAMAGES. In the event of termination on default LANDLORD shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the lease term, the following amounts as damages:


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            (a)     The loss of reasonable rental value from the date of default until a new tenant has been, or with the exercise of reasonable efforts could have been, secured.

            (b) The reasonable costs of reentry and reletting including without limitation the cost of any clean up, refurbishing, removal of TENANT's property and fixtures, or any other expense occasioned by TENANT's failure to quit the premises upon termination and to leave them in the required condition, any remodeling costs, attorney fees, court costs, broker commissions, and advertising costs.

            (c) Any excess of the value of the rent and all of TENANT's other obligations under this lease over the reasonable expected return from the premises for the period commencing on the earlier of the date of trial or the date the premises are relet and continuing through the end of the term. The present value of future amounts will be computed using a discount rate equal to the prime loan rate of major Oregon banks in effect on the date of trial.

     15.4 RIGHT TO SUE MORE THAN ONCE. LANDLORD may sue periodically to recover damages during the period corresponding to the remainder of the lease term, and no action for damages shall bar a later action for damages subsequently accruing.

     15.5 REMEDIES CUMULATIVE. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to LANDLORD under applicable law.

SECTION 16:   SURRENDER AT EXPIRATION

     16.1 CONDITION OF PREMISES. Upon expiration of the lease term or earlier termination on account of default, TENANT shall deliver all keys and surrender possession of the leased premises in good condition and broom clean. Alterations constructed by TENANT with permission from LANDLORD shall not be removed or restored to the original condition unless the terms of permission for the alteration so require. TENANT's obligations under this paragraph shall be subordinate to the provisions of Section 9 related to destruction.

     16.2    FIXTURES

            (a) All fixtures placed upon the leased premises during the term, other than TENANT's trade fixtures, shall, at LANDLORD's option, become the


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                    property of LANDLORD.  If LANDLORD so elects, TENANT shall remove any or all fixtures which would otherwise remain the property of LANDLORD, and shall repair any physical damage resulting from the removal. If TENANT fails to remove such fixtures, LANDLORD may do so and charge the cost to TENANT with interest at the legal rate from the date of expenditure.

            (b) Prior to expiration or termination of the lease term TENANT shall remove all furnishings, furniture, and trade fixtures which remain its property. If TENANT fails to do so, this shall be an abandonment of the property, and LANDLORD may retain the property and all rights of TENANT with respect to it shall cease or, by notice in writing given to TENANT within 20 days after removal was required, LANDLORD may elect to hold TENANT to its obligation of removal. If LANDLORD elects to require TENANT to remove, LANDLORD may effect a removal and place the property in public storage for TENANT's account. TENANT shall be liable to LANDLORD for the cost of removal, transportation to storage, and storage, with interest at the legal rate on all such expenses from the date of expenditure by LANDLORD.


16.3 HOLDOVER:

            (a) If TENANT does not vacate the leased premises at the time required, LANDLORD shall have the option to treat TENANT as a tenant from month to month, subject to all of the provisions of this lease except the provisions for term and renewal. Failure of TENANT to remove fixtures, furniture, furnishings, or trade fixtures which TENANT is required to remove under this lease shall constitute a failure to vacate to which this paragraph shall apply if the property not removed will substantially interfere with occupancy of the premises by another tenant or with occupancy by LANDLORD for any purpose including preparation for a new tenant.

            (b) If a month-to-month tenancy results from a holdover by TENANT under this paragraph 16.3, the tenancy shall be terminable at the end of any monthly rental period on written notice from LANDLORD given not less than 10 days prior to the termination date which shall be specified in the notice. TENANT waives any notice which would


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                    otherwise be provided by law with respect to a month-to-
                    month tenancy.

SECTION 17: MISCELLANEOUS

     17.1 NONWAIVER. Waiver by either party of strict performance of any provision of this lease shall not be a waiver of or prejudice the party's right to require strict performance of the same provision in the future or of any other provision.

     17.2 ATTORNEY FEES. If suit or action is instituted in connection with any controversy arising out of this lease, the prevailing party shall be entitled to recover in addition to costs such sum as the court may adjudge reasonable as attorney fees.

     17.3 NOTICES. Any notice required or permitted under this lease shall be given when actually delivered or 48 hours after deposited in United States mail as certified mail addressed to the address first given in this lease or to such other address as may be specified from time to time by either of the parties in writing.

     17.4 SUCCESSION. Subject to the above-stated limitations on transfer of TENANT's interest, this lease shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

     17.5 LANDLORD'S RIGHT TO CURE Defaults. If TENANT fails to perform any obligation under this lease, LANDLORD shall have the option to do so after 30 days' written notice to TENANT. All of LANDLORD's expenditures to correct the default shall be reimbursed by TENANT on demand with interest at the rate of ^C percent (^C%) per annum from the date of expenditure by LANDLORD.

     17.6 RECORDATION. This lease shall not be recorded without the consent in writing of LANDLORD. LANDLORD shall execute and acknowledge a memorandum of this lease in a form suitable for recording, and TENANT may record the memorandum.

     17.7 ENTRY FOR INSPECTION. LANDLORD shall have the right to enter upon the premises at any reasonable time and after reasonable notice to determine TENANT's compliance with this lease, and in addition shall have the right, at any time during the last six (6) months of the term of this lease or any renewal thereof, to place and maintain upon the premises notices for leasing or selling of the premises.

     17.8 PRORATION OF RENT. In the event of commencement or termination of this lease at a time other than the beginning or end of one of the specified rental periods, then the rent shall be prorated as of the date of commencement or termination and in the event of termination for reasons other than default, all prepaid rent shall be refunded to TENANT or paid on its account.



13 - COMMERCIAL LEASE

     17.9 FINANCIAL INFORMATION. Not later than 120 days after and as of each fiscal year, TENANT shall provide to LANDLORD financial information consisting of a Balance Sheet, Profit and Loss Statement, and Reconciliation of Capital Accounts, each prepared and reviewed by a Certified Public Accountant. TENANT hereby grants LANDLORD permission to provide such information to LANDLORD'S lender. Throughout the term of this lease and any extension thereof, TENANT agrees to maintain a net worth of not less than $750,000.00.

SECTION 18.  ARBITRATION

     18.1 DISPUTES TO BE ARBITRATED. If any dispute arises between the parties, either party may request arbitration and appoint as an arbitrator an independent real estate appraiser having knowledge of valuation of rental properties comparable to the leased premises. The other party shall also choose an arbitrator with such qualifications, and the two arbitrators shall choose a third. If the choice of the second or third arbitrator is not made within 10 days of the choosing of the prior arbitrator, then either party may apply to the presiding judge of the judicial district where the leased premises are located to appoint the required arbitrator.

     18.2 PROCEDURE FOR ARBITRATION. The arbitration shall proceed according to the Oregon statutes governing arbitration, and the award of the arbitrators shall have the effect therein provided. The arbitration shall take place in the county where the leased premises are located. Costs of the arbitration shall be shared equally by the parties, but each party shall pay its own attorney fees incurred in connection with the arbitration.

     IN WITNESS WHEREOF, the parties have executed this agreement, in duplicate, on the day and year first set forth above.


                         LANDLORD: GATEWAY PROPERTIES, L.L.C.

                                   By: /s/ John A. Calcagno, M.D.
                                       --------------------------------

                                   By: /s/ Matthew M. Shelley, M.D.
                                       --------------------------------

                                   By: /s/ Ellen Schiaffino-Purvis, M.D.
                                       --------------------------------

                         TENANT:   SUBURBAN MEDICAL CLINIC, INC.

                                   By: /s/ Richard E. Cavalli, M.D.
                                       -------------------------------
                                       President

                                   By: /s/ Leo J. Freiermath, M.D.
                                       --------------------------------
                                        Secretary

14 - COMMERCIAL LEASE

                          ADDENDUM TO COMMERCIAL LEASE

BETWEEN: Gateway Properties L.L.C., an Oregon limited liability company, whose address is 10535 N.E. Glisan Street, Portland, Oregon 97220 ("LANDLORD");

AND: Suburban Medical Clinic, Inc., an Oregon corporation, whose address is 10535 N.E. Glisan Street, Portland, Oregon 97220 ("TENANT").


DATED:      November 15, 1995.

     On October 14, 1994, LANDLORD leased to TENANT, certain real property, together with all improvements thereon, consisting of an office building to be constructed, at LANDLORD'S sole expense, of 26,000 square feet of leasable space on three floors, each containing 8,667 square feet, together with an adjoining parking lot containing not less than 86 spaces.

     The parties hereby state that the real property on which the constructed building is located at 10535 N.E. Glisan Street, Portland, Oregon 97220, and is more fully described on Exhibit A attached hereto.

     IN WITNESS WHEREOF, the parties have executed this Addendum to Commercial Lease in duplicate, on the day and year first set forth above.



                         LANDLORD:      GATEWAY PROPERTIES, L.L.C.

                                        By:   /s/ John A. Calcagno, M.D.
                                              ----------------------------

                                        By:   /s/ Richard E. Cavalli, M.D.
                                              ----------------------------

                                        By:   /s/ Thomas A. Firth, M.D.
                                              ----------------------------

                         TENANT:        SUBURBAN MEDICAL CLINIC, INC.

                                        By:   /s/ Matthew M. Shelley, M.D.
                                              ----------------------------
                                              President

                                         By:  /s/ Ellen Schiaffino-Purvis, M.D.
                                              ---------------------------------
                                              Secretary

ADDENDUM TO COMMERCIAL LEASE

                                   EXHIBIT A

                                LEGAL DESCRIPTION

PARCEL I:

Lots 6,7 and 8, Block 3, PARAGON PARK, in the City of Portland, County of Multnomah and State of Oregon.

PARCEL II:

Lot 2, JONELL, in the City of Portland, County of Multnomah and State of Oregon.

PARCEL III:

Lot 1, JONELL, in the City of Portland, County of Multnomah and State of Oregon.